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                                                                  EXHIBIT 99.1


               DELTA BEVERAGE GROUP ANNOUNCES COMPLETION OF MERGER

         MEMPHIS, Tenn., Oct. 15 /PRNewswire/ -- Delta Beverage Group, Inc. today announced completion of its combination with two Pepsi-Cola bottlers, PepsiAmericas, Inc. (NYSE: PAS) (formerly Pepsi-Cola Puerto Rico Bottling Company) and Dakota Beverage Company. Delta Beverage and Dakota Beverage are now wholly-owned subsidiaries of PepsiAmericas.

         "It is gratifying to us that the mergers are completed," noted Robert
C. Pohlad, chairman and CEO of PepsiAmericas, Inc. "We are proud of our long-standing relationship with Pepsi-Cola and look forward to expanding our business in the U.S. and Caribbean regions."

         With this combination, PepsiAmericas becomes an anchor bottler in the Pepsi-Cola system. The combined companies manufacture, distribute and market PepsiCo soft drinks and Cadbury Schweppes products in exclusive franchise territories that include Puerto Rico and portions of Arkansas, Iowa, Louisiana, Minnesota, Mississippi, North Dakota, South Dakota, Tennessee and Texas.